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                                                                    EXHIBIT 99.1

IASIS
HEALTHCARE(R)



INVESTOR CONTACT:                                     NEWS MEDIA CONTACT:
John K. Crawford                                      Eve Hutcherson
Executive Vice President and                          Director, Public Relations
  Chief Financial Officer                             (615) 467-1221
(615) 844-2747


             IASIS HEALTHCARE TO BROADCAST ITS SECOND FISCAL QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


FRANKLIN, TENN. (MAY 1, 2001) - IASIS Healthcare(R) Corporation, a leading owner and operator of acute care hospitals, today announced that it will provide an online Web simulcast of its second fiscal quarter conference call on Wednesday, May 9, 2001. The Company will release its results for the second quarter ended March 31, 2001, before the market opens on May 9.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 11:00 a.m. Eastern Time on May 9, 2001. The link to this event can be found at the Company's website: www.iasishealthcare.com.

An online replay will be available two hours after the call ends and will be available for 30 days. The online replay can also be found on the Company's website.

IASIS Healthcare(R) Corporation, headquartered in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians, working with local managed care plans, and recruiting experienced local management. Currently, IASIS Healthcare owns or leases 15 hospitals with a total of 2,194 operating beds. These hospitals are located in four regions: Salt Lake City, Utah; Phoenix, Ariz.; Tampa-St. Petersburg, Fla.; and three cities in the state of Texas, including San Antonio. IASIS Healthcare also operates five ambulatory surgery centers and a Medicaid-managed health plan that serves over 42,000 members in Arizona.




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